UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

January 5, 2015
Date of Report
(Date of earliest event reported)

MSB Financial Corp.
(Exact name of Registrant as specified in its Charter)

United States	001-33246	34-1981437
(State or other jurisdiction of incorporation)	(SEC Commission File No.)	(IRS Employer Identification Number)

1902 Long Hill Road, Millington, New Jersey	07946-0417
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:	(908) 647-4000

Not Applicable
(Former name or former address, if changed since last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

MSB FINANCIAL CORP.

INFORMATION TO BE INCLUDED IN REPORT

Item 5.02.          Departure of Directors or Certain Officers; Election of Directors,  Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

(c)           Effective January 5, 2015, Robert G. Russell, Jr., age 48, was appointed as Vice President and Chief Operating Officer of Millington Savings Bank (the “Bank”), a wholly owned subsidiary of the Registrant.  Prior to being hired by the Bank, Mr. Russell served as President and Chief Executive Officer of NJM Bank from 2013 up to its merger with Spencer Savings Bank.  Prior to serving as President, Mr. Russell had served as Chief Financial Officer of NJM Bank from 2003 to 2013.  Since January 1, 2014, there have not been any transactions between the Registrant and Mr. Russell of the type required to be disclosed pursuant to Item 404(a) of Regulation S-K.

As Vice President and Chief Operating Officer, Mr. Russell will receive an initial base salary of $180,000 per annum.  He will be eligible to participate in all employee benefit plans available to employees at his level in accordance with the terms of the applicable plans.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned, hereunto duly authorized.

MSB FINANCIAL CORP.
	By:	/s/ Michael A. Shriner
Date: January 5, 2015		Michael A. Shriner President and Chief Executive Officer